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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  February 16, 2004



                           DUSA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)



     New Jersey                       0-19777                      22-3103129
   (State or other                  (Commission                  (IRS Employer
   jurisdiction of                  File Number)                 Identification
   incorporation)                                                   Number)


                                 25 Upton Drive
                        Wilmington, Massachusetts 01887
          (Address of principal executive offices, including ZIP code)

                                 (978) 657-7500
              (Registrant's telephone number, including area code)





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Item 5.  Other Events.

     DUSA Pharmaceuticals, Inc. ("DUSA") issued a press release on February 16, 2004 attached to and made part of this report, announcing that DUSA's President and Chief Executive Officer, Dr. Geoff Shulman, will be making a presentation at the Roth Capital Partners 16th Annual Growth Stock Conference.

     Except for historical information, this report contains certain forward-looking statements that involve known and unknown risks and uncertainties, which may cause actual results to differ materially and adversely from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to a planned presentation by DUSA's President and Chief Executive Officer which will overview DUSA's products, review fundamentals of its platform and summarize current and potential market; and the availability of the presentation on the web. Such risks and uncertainties include, but are not limited to, commencement of the conference, ability of Dr. Shulman to be present at the conference, continued regulatory approval of DUSA's products, clinical trial results, the regulatory approval process, ability to fund continued research and development, maintenance of DUSA's patent portfolio, and other risks identified in DUSA's SEC filings from time to time.




Item 7.  Financial Statements and other Exhibits.


[99]     Press Release dated February 16, 2004.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           DUSA PHARMACEUTICALS, INC.



Dated:  February 16, 2004                  By: /s/ D. Geoffrey Shulman
                                              -------------------------
                                              D. Geoffrey Shulman, MD, FRCPC
                                              President, Chief Executive Officer